Exhibit 24.1

PRECIGEN, INC.

POWER OF ATTORNEY

The undersigned officers and directors of Precigen, Inc., a Virginia corporation (the “Company”), hereby constitute and appoint Helen Sabzevari, Donald P. Lehr, and Rick L. Sterling, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and each of them, to sign for the undersigned, individually and in each capacity stated below, and to file with the Securities and Exchange Commission under the Securities Act of 1933 (i) a Registration Statement on Form S-3 to be initially filed during calendar year 2020 relating to the registration for sale from time to time of the Company’s securities and (ii) a Registration Statement on Form S-8 relating to securities of the Company issued under the Precigen, Inc. Amended and Restated 2013 Omnibus Incentive Plan, as amended, and in each case any and all amendments thereto (including post-effective amendments), with all exhibits thereto and other documents in connection therewith, grant unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, and ratify and confirm all acts taken by such agents and attorneys-in-fact, or either of them, as herein authorized.

Signature	Title	Date

/s/ Helen Sabzevari	President and Chief Executive Officer and Director	June 22, 2020
Helen Sabzevari	(Principal Executive Officer)

/s/ Rick Sterling	Chief Financial Officer	June 18, 2020
Rick Sterling	(Principal Financial and Accounting Officer)

/s/ Randal J. Kirk	Executive Chairman of the Board of Directors	June 17, 2020
Randal J. Kirk

/s/ Cesar L. Alvarez	Director	June 18, 2020
Cesar L. Alvarez

/s/ Steven R. Frank	Director	June 17, 2020
Steven R. Frank

/s/ Vinita D. Gupta	Director	June 17, 2020
Vinita D. Gupta

/s/ Fred Hassan	Director	June 17, 2020
Fred Hassan

/s/ Jeffrey B. Kindler	Director	June 17, 2020
Jeffrey B. Kindler

/s/ Dean J. Mitchell	Director	June 17, 2020
Dean J. Mitchell

/s/ Robert B. Shapiro	Director	June 19, 2020
Robert B. Shapiro

/s/ James S. Turley	Director	June 17, 2020
James S. Turley